Exhibit 21.1
List of Subsidiaries of the Company (1)
Advanced Assembly, LLC (Michigan) (99.7%)
Alfombras San Luis S.A. (Argentina)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)
Beijing Lear Automotive Electronics and Electrical Products Co., Ltd. (China) (50%)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)
Chongqing Lear Chang’an Automotive Interior Trim Co., Ltd. (China) (55%)
Consorcio Industrial Mexicano de Autopartes, S. de R.L. de C.V. (Mexico)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)
Dymos India Private Limited (India) (35%)
Furukawa Lear Corporation (Delaware) (20%)
General Seating (Thailand) Co. Ltd. (Thailand) (50%)
Greenfield Holdings, LLC (Michigan) (99.7%)
Grote & Hartmann Automotive de Mexico S.A. de C.V. (Mexico)
Hanil Lear India Private Limited (India) (35%)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)
Industrias Cousin Freres, S.L. (Spain) (49.99%)
Industrias Lear de Argentina SrL (Argentina)
Insys — Interior Systems SA (Argentina) (5%)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)
International Automotive Components Group, LLC (Delaware) (30.45%) (2)
International Automotive Components Group North America, LLC
     (Delaware) (18.75%) (3)
JC Assembly, LLC (Michigan) (99.7%)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)
John Cotton Plastics Limited (UK)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)
Lear #50 Holdings, L.L.C. (Delaware)
Lear (Luxembourg) GmbH (Luxembourg)
Lear Argentine Holdings Corporation #2 (Delaware)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)
Lear Automotive Dearborn, Inc. (Delaware)
Lear Automotive (EEDS) Almussafes Services S.A. (Spain)
Lear Automotive (EEDS) Spain S.L. (Spain)
Lear Automotive (EEDS) Tunisia SarL (Tunisia)
Lear Automotive EEDS Honduras, S.A. (Honduras)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China) (75%)
Lear Automotive France, SAS (France)
Lear Automotive India Private Limited (India)
Lear Automotive Manufacturing, L.L.C. (Delaware)
Lear Automotive Morocco SAS (Morocco)
Lear Automotive Services (Netherlands) B.V. (Netherlands)
Lear Canada (Canada)
Lear Canada Investments Ltd. (Canada)
Lear Car Seating do Brasil Industria e Comercio de Interiores
     Automotivos Ltda. (Brazil)
Lear Changan (Chongqing) Automotive System Co., Ltd. (China) (55%)
Lear Corporation (Germany) Ltd. (Delaware)
Lear Corporation (Mauritius) Limited (Mauritius)
Lear Corporation (Shanghai) Limited (China)
Lear Corporation (UK) Limited (UK)
Lear Corporation (Vietnam) Limited (Vietnam)
Lear Corporation Asientos, S.L. (Spain)
Lear Corporation Austria GmbH (Austria)
Lear Corporation Belgium CVA (Belgium)
Lear Corporation Beteiligungs GmbH (Germany)
Lear Corporation Canada, Ltd. (Canada)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)
Lear Corporation China Ltd. (Mauritius)
Lear Corporation Czech Republic s.r.o. (Czech Republic)
Lear Corporation EEDS and Interiors (Delaware)
Lear Corporation France SAS (France)
Lear Corporation Global Development, Inc. (Delaware)
Lear Corporation GmbH (Germany)
Lear Corporation Holding Spain S.L. (Spain)
Lear Corporation Honduras, S. de R.L. (Honduras)
Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Lear Corporation Indonesia PT (Indonesia) (51%)
Lear Corporation Italia S.r.l. (Italy)
Lear Corporation Japan K.K. (Japan)
Lear Corporation Mexico, S. de R.L. de C.V. (Mexico)
Lear Corporation Pension Scheme Trustees Limited (UK)
Lear Corporation Poland II Sp. z o.o. (Poland)
Lear Corporation Portugal — Componentes Para Automoveis, S.A. (Portugal)
Lear Corporation Romania S.r.L. (Romania)
Lear Corporation Seating France Feignies SAS (France)
Lear Corporation Seating France Guipry SAS (France)
Lear Corporation Seating France SAS (France)
Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Lear Corporation Silao, S. de R.L. de C.V. (Mexico)
Lear Corporation South East Asia Co., Ltd. (Thailand) (98%)
Lear Corporation Spain S.L. (Spain)
Lear Corporation S.r.L. (Moldova)
Lear Corporation Sweden AB (Sweden)
Lear Corporation UK Holdings Limited (UK)
Lear Corporation UK Interior Systems Limited (UK)
Lear Corporation Ukraine Limited Liability Company (Ukraine)
Lear de Venezuela C.A. (Venezuela)
Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Lear East European Operations GmbH (Luxembourg)
Lear EEDS Holdings, L.L.C. (Delaware)
Lear EEDS Joint Venture Holdings Ltd. (Cayman Islands)
Lear Electrical Systems de Mexico, S. de R.L. de C.V. (Mexico)
Lear ESD Joint Venture Holdings LLC (Delaware)
Lear European Holding S.L. (Spain)
Lear European Operations Corporation (Delaware)
Lear Financial Services (Luxembourg) GmbH (Luxembourg)
Lear Financial Services (Netherlands) B.V. (Netherlands)
Lear Holdings (Hungary) Kft. (Hungary)
Lear Holdings, L.L.C. (Delaware)
Lear Holdings, S. de R.L. de C.V. (Mexico)
Lear Investments Company, L.L.C. (Delaware)
Lear Joint Venture Holdings, LLC (Delaware)
Lear Korea Yuhan Hoesa (Korea)
Lear Mexican Holdings Corporation (Delaware)
Lear Mexican Holdings, L.L.C. (Delaware)
Lear Mexican Seating Corporation (Delaware)
Lear Mexican Trim Operations S. de R.L. de C.V. (Mexico)
Lear Mexicana, S. de R.L. de C.V. (Mexico)
Lear North Atlantic Operations Corporation (Delaware)
Lear North European Operations GmbH (Luxembourg)
Lear Operations Corporation (Delaware)
Lear Operations Joint Venture Holdings LLC (Delaware)
Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Seating (Thailand) Corp. Ltd. (Thailand) (96.38%)
Lear Seating Holdings Corp. #50 (Delaware)
Lear Sewing (Pty.) Ltd. (South Africa)
Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Shurlok Electronics (Proprietary) Limited (South Africa) (51%)
Lear South Africa Limited (Cayman Islands)
Lear South American Holdings Corporation (Delaware)
Lear Thailand Investments, LLC (Delaware)
Lear Thailand Joint Venture Holdings, LLC (Delaware)
Lear Trim L.P. (Delaware)
Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear UK Acquisition Limited (UK)

Lear West European Operations GmbH (Luxembourg)
Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)
Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (35%)
Mawlaw 569 Limited (UK)
OOO Lear (Russia)
Renosol Seating, LLC (Michigan)
Reyes Automotive Group, LLC (Texas) (49%)
Shanghai Lear Automotive Systems Co., Ltd. (China)
Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China) (60%)
Tacle Automotive India Private Limited (India) (70%)
Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Tacle Seating (Thailand) Co., Ltd. (Thailand)
Tacle Seating UK Limited (UK) (51%)
TACLE Seating USA, LLC (49%)
TS-Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia) (46.15%)
UPM S.r.L. (Italy) (39%)
Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China) (50%)

(1)	All subsidiaries are wholly owned unless otherwise indicated.

(2)	Includes 14 subsidiaries wholly owned by International Automotive Components Group, LLC (Delaware), which operate in foreign countries.

(3)	Includes 61 subsidiaries wholly owned by International Automotive Components Group North America, LLC (Delaware), of which 44 operate in the United States and 17 operate in foreign countries.